Exhibit 10.1

AMENDMENT

TO

INDEPENDENT CONTRACTOR AGREEMENT

This Amendment to Independent Contractor Agreement (this “Amendment”) is made and entered into as of this        day of March, 2006 between (i) Fischer Imaging Corporation, a Delaware corporation (the “Company”) and (ii) Steven L. Durnil (“Independent Contractor”).  The Company and Independent Contractor are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company and Independent Contractor entered into an Independent Contractor Agreement (the “Agreement”) as of December 2, 2005; and

WHEREAS, the Parties wish to amend certain provisions of the Agreement as set forth below in order to extend the term and amend the termination provision of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration, the Parties hereby agree as follows:

                Section 3 and Section 8(a) of the Agreement are hereby amended as set forth below and replace the enumerated Sections in the Agreement in their entirety.  All other provisions in the Agreement remain unchanged.

3.             Effective Date and Term.  This Agreement shall be effective as of the Effective Date and shall continue in force thereafter until June 30, 2006, unless (i) extended for an additional period by the parties’ mutual written agreement, and/or (ii) earlier terminated pursuant to Section 8.

8.             Termination.

(a)           The Company or Independent Contractor may terminate this Agreement upon thirty (30) days prior written notice to the other party.

* * * * *

IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment as of the date first set forth above.

COMPANY:

FISCHER IMAGING CORPORATION

By:	/s/ Gail Schoettler
Name:	Gail Schoettler
Title:	Chair of the Board of Directors

INDEPENDENT CONTRACTOR:

/s/ Steven L. Durnil
Name:	Steven L. Durnil